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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                              ---------------------


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                 August 28, 2002
                        (Date of earliest event reported)

                         Commission file number: 0-20167

                       NORTH COUNTRY FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)


MICHIGAN                                                38-2062816
(State or other jurisdiction of                         (I.R.S. Employer
 incorporation or organization)                          Identification No)

1011 NOTEWARE DRIVE, TRAVERSE CITY, MI                  49686
(Address of principal executive offices)                (Zip Code)

Registrant's telephone number, including area code: (906) 341-8401

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ITEM 4.            CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

                   On August 28, 2002, the Board of Directors of the Registrant determined not to retain Wipfli Ullrich Bertelson LLP (Wipfli), to audit the Registrant's financial statements for the year ending December 31, 2002. The decision was recommended by Audit Committee of the Board of Directors, and unanimously approved by the Board. The reason for the decision was solely the Registrant's desire to outsource internal audit, regulatory compliance, and financial reporting services to Wipfli, which would preclude Wipfli from serving as the Registrant's independent auditor.

                   The firm of Rehmann Robson of Saginaw, Michigan, has been engaged to perform an audit of the Registrant's financial statements for the fiscal year ending December 31, 2002.

                   Wipfli's report on Registrant's financial statements for the year ended December 31, 2001, and prior thereto, did not contain any adverse opinion nor disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principals.

                   During the Registrant's two most recent fiscal years, and for the interim periods following December 31, 2001, there have been no disagreements with Wipfli on any matter of accounting principals or practices, financial statement disclosures, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Wipfli, would have caused Wipfli to make a reference to the subject matter of the disagreements in connection with its reports.

                   Registrant has provided Wipfli with a copy of this disclosure and has requested that Wipfli furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the foregoing statements. A copy of Wipfli's letter to the Securities and Exchange Commission is forwarded as Exhibit 16.1 to this report on Form 8-K.


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ITEM 7.       FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

              Exhibit 16.1 - Letter regarding change in certifying accountants from Wipfli Ullrich Bertelson LLP.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to the signed on its behalf by the undersigned hereunto duly authorized.


                                        NORTH COUNTRY FINANCIAL CORPORATION


Date: September 4, 2002                 By: /s/ Sherry Littlejohn
                                        ------------------------------------
                                        Sherry Littlejohn, President




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                                 EXHIBIT INDEX

EXHIBIT NO.             EXHIBIT DESCRIPTION
-----------             -------------------

   16.1 Exhibit 16.1 Letter regarding change in certifying accountants from Wipfli Ullrich Bertelson LLP.